                                   POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signiture appears below constitutes and appoints Jeffry N. Quinn his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement of Premcor Inc., File No. 333-70314, as filed underf the Securities Act of 1933, as amended (the "Act"), and all subsequent amendments and any additional registration statement filed pursuant to Ruke 462(b) under the Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and exchange Commision, granting unto said artorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intebts and purposes as he might or could do in person, hereby ratifying and confirming all lthat said attorney-in-fact and agent, or his substitues, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

SIGNATURE                              TITLE                                  DATE
---------                              -----                                  ----
/s/ Thomas D. O'Malley    President, Chief Executive Officer, Chief       March 29, 2002
----------------------    Operating Officer, Director and Chairman of
Thomas D. O'Malley        the Board (principal executive officer)


/s/ Jefferson F. Allen
----------------------    Director                                        March 29, 2002
Jefferson F. Allen



----------------------    Director                                        March   , 2002
Wilkes McClave, III